Exhibit 10.7
SUBLEASE
    This instrument is a Sublease (the “Sublease”) dated as of November 30, 2020 (the “Execution Date”) between GENOCEA BIOSCIENCES, INC., a Delaware corporation (“Sublessor”), and ZYMERGEN INC., a Delaware corporation (“Sublessee”).    The parties to this instrument hereby agree with each other as follows:
Article 1

SUMMARY OF BASIC SUBLEASE PROVISIONS
1.1    BASIC DATA
ALL CAPITALIZED TERMS USED HEREIN SHALL HAVE THE MEANINGS ASCRIBED TO THEM IN THE PRIME LEASE (hereinafter defined) UNLESS OTHERWISE DEFINED HEREIN.

Commencement Date:            The later of (i) the date upon which the Delivery Condition (as defined below) has been satisfied, which is estimated to occur on January 1, 2021; and (ii) the date that Prime Lessor has delivered its written consent to this Sublease.

Sublessor:                    Genocea Biosciences, Inc., a Delaware corporation

Mailing Address
of Sublessor:                    100 Acorn Park Drive, 5th Floor
                        Cambridge, MA 02140
                        Attn: Director, Operations

                        With a copy to:

                        Genocea Biosciences.
                        100 Acorn Park Drive, 5th Floor
                        Cambridge, MA 02140
                        Attn: General Counsel

Sublessee:                    Zymergen Inc.

Mailing Address
of Sublessee (before and            Zymergen Inc.
after Commencement Date):            5980 Horton Street, Suite 105
                        Emeryville, CA 94608
                        Attn: VP Site Operations

{A0621067.6 }

                        With a copy to:

                        Zymergen Inc.
                        5980 Horton Street, Suite 105
                        Emeryville, CA 94608
                        Attn: General Counsel

Permitted Uses:                For general office and laboratory purposes, and for no other purpose, subject to applicable Legal Requirements (as defined in the Prime Lease).

Premises:                    Approximately 22,442 leasable square feet located on the sixth (6th) floor of 100 Acorn Park Drive, Cambridge Massachusetts (the “Building”), as approximately shown on the attached Exhibit A. The Premises demised under this Sublease comprises a portion of the premises leased (the “Leased Premises”) to Sublessor by Prime Lessor under the Prime Lease (as such terms are defined below) and is identified and defined in the Prime Lease as the Expansion Premises.

Prime Lease:                    That certain Lease dated as of July 3, 2012, by and between Prime Lessor, as landlord, and Sublessor, as lessee, as amended by that certain First Amendment to Lease dated as of May 16, 2016, as further amendment by that certain Second Amendment to Lease dated May 1, 2019, redacted copies of which are attached hereto as Exhibit B.

Prime Lessor:                100 Discovery Park DE, LLC, a Delaware limited liability company, as successor-in-interest to TBCI, LLC, as Trustee of 100 Discovery Park Realty Trust

Base Rent:                    $1,425,067.00 per annum ($63.50 per rentable square foot), on a triple net basis, payable in monthly installments of $118,755.58 each. The Base Rent shall increase by three percent (3%) annually on each anniversary of the Commencement Date, including with respect to any Option Term or Extension Term (as hereinafter defined).

Additional Rent:                Sublessee shall pay as Additional Rent: (a) Sublessee’s Project Share (as defined below) of

Project Taxes, Project Insurance Costs, and Project Operating Costs (as such terms are defined in the Prime Lease); (b) Sublessee’s Building Share (as defined below) of Building Taxes, Building Insurance Costs, and Building Operating Costs (as such terms are defined in the Prime Lease); (c) the actual cost of all utility services provided to the Premises and/or HVAC equipment and systems exclusively serving the Premises (“Sublessee’s Utility Costs”), based upon the amounts charged to Sublessor therefor by Prime Lessor, to the extent not paid directly to the utility provider; (d) Other Additional Rent (as defined in the Prime Lease) payable by Sublessor pursuant to the Prime Lease to the extent attributable to Sublessee’s use of the Premises; and (e) any other amounts to be paid by Sublessee to Sublessor under this Sublease.
Security Deposit:                $237,511, in the form of a Letter of Credit

Sublessee’s Building Share:            17.5%, as the same may be adjusted from time to time in accordance with the Prime Lease.

Sublessee’s Project Share:             6.8%, as the same may be adjusted from time to time in accordance with the Prime Lease.

Sublease Term or Term:            Beginning on the Commencement Date and expiring at 11:59 pm on the day that is immediately prior to the eighteen (18) month anniversary of the Commencement Date.

Option Term:                    One (1) option to extend the Term for a period of two (2) months, pursuant to the terms and provisions of Section 3.1.2, below.

Extension Term:                Three (3) options to extend the Term for a period of six (6) months each, subject to Sublessor’s approval and otherwise pursuant to the terms and provisions of Section 3.1.3, below.

Sublessee’s Parking Allocation:        33 parking spaces (based on 1.5 parking spaces per 1,000 leasable square feet of the Premises), which spaces shall be allocated and available to Sublessee throughout the Term in Parking Garage A (as defined in the Prime Lease), as the same may be adjusted from time to time in accordance with the Prime Lease.

Sublessee’s Broker:                Newmark Knight Frank

Sublessor’s Broker:                Jones Lang LaSalle

Article 2
PREMISES
2.1        SUBLEASE OF PREMISES
2.1.1    Subject to and provided that Prime Lessor gives Prime Lessor’s written consent to the subleasing contemplated by this Sublease, Sublessor hereby subleases to Sublessee, and Sublessee hereby accepts and subleases from Sublessor, upon and subject to the terms and provisions of the Prime Lease, all of Sublessor’s right, title and interest in and to the Premises pursuant to the Prime Lease, as incorporated into and subject to the terms and conditions of this Sublease. Included as part of the Premises sublet hereunder are all of Sublessor’s appurtenant rights under the Prime Lease to use the common areas and facilities of the Building and the Project, including without limitation Sublessee’s Parking Allocation, subject in all events to the Prime Lessor’s rights reserved and excepted in the Prime Lease.
2.2        PRIME LEASE
2.2.1    Sublessor hereby represents and warrants that: (i) Sublessor is the tenant under the Prime Lease and has the full right to enter into this Sublease (subject, however, to Prime Lessor’s consent); (ii) the Prime Lease is in full force and effect; (iii) Sublessor has not received from Prime Lessor any written notice of any default on the part of Sublessor as tenant under the Prime Lease which has not been cured, nor has Sublessor given Prime Lessor written notice of any default on the part of Prime Lessor as landlord under the Prime Lease which has not been cured; (iv) to the best of Sublessor’s actual knowledge, without independent investigation, no defaults exist by either Sublessor or the Prime Lessor under the Prime Lease, (v) Sublessor, without having undertaken any independent investigation, has no knowledge of any condition in the Premises that violates Applicable Laws, the Declaration or the Ground Lease, (vi) to Sublessor's actual knowledge, without having undertaken any independent investigation, all building systems and equipment serving the Premises are in good working order (it being understood that Prime Lessor is responsible for the repair and maintenance of such building systems), and (vii) a true and complete copy of the Prime Lease with certain redactions is attached hereto as Exhibit B. Sublessee warrants and acknowledges that it has reviewed the Prime Lease and is satisfied with the arrangements therein reflected. Sublessee also represents and warrants that it is satisfied with the present condition of the Premises (which Sublessee takes “as is” without any representation or warranty by Sublessor regarding the condition of the Premises or the fitness of the Premises for any particular use and without any obligation of any kind on Sublessor to make any repairs or improvements thereto in connection with Sublessee’s occupancy) and with Sublessee’s ability to use the Premises on the terms herein set forth. Sublessor will be responsible for the cost of any work required to correct violations of Applicable Laws which existed prior to the

Commencement Date, except to the extent the need to comply with such Applicable Laws is solely triggered by the unique and particular use of Sublessee (as opposed to office and lab use generally) and excluding any compliance of the Premises with the Americans with Disabilities Act or Massachusetts or local disabilities laws. In the event that during the Sublease Term, Sublessee is required to perform any major capital repair or replacement of systems or equipment in the Premises (a "Major Capital Item"), which Major Capital Item is not the responsibility of Prime Lessor and applies to systems or equipment which will be surrendered at the end of the Sublease Term and which major capital repair or replacement was not caused by the actions or omissions of Sublessee or its Invitees, then Sublessee, after first consulting with Sublessor, will perform such Major Capital Item, and the cost of such work that is in excess of Fifty Thousand Dollars ($50,000) (i.e., Sublessee will be responsible for the first $50,000 of the cost of repair or replacement of each Major Capital Item that requires repair or replacement during the Sublease Term) will be allocated between Sublessor and Sublessee as follows: Sublessee will pay the portion of the cost of such Major Capital Item equal to the number of months remaining in the Sublease Term divided by the number of months in the useful life of the Major Capital Item, as determined in accordance with generally accepted accounting principles, and Sublessor will pay the remainder of the cost of such Major Capital Item. Sublessor's share of such cost will be payable within thirty (30) days after receipt of a reasonably detailed invoice from Sublessee detailing the work performed and calculation of cost allocation.
2.2.2    The Prime Lease is by this reference incorporated into and made a part hereof, except that
        (i) all references in the Prime Lease to “Landlord”, “Tenant”, “Lease”, “Lease Term”, “Tenant’s Parking Allocation”, “Tenant’s Parking Charges”, “Tenant’s Project Share”, “Tenant’s Building Share”, “Tenant’s Share”, “Tenant’s Utility Costs”, “Permitted Use”, and “Premises”, respectively, shall be deemed to refer to Sublessor, Sublessee, this Sublease, the Sublease Term, Sublessee’s Parking Allocation, Sublessee’s Parking Charges, Sublessee’s Project Share, Sublessee’s Building Share, Sublessee’s Share, Sublessee’s Utility Costs, Permitted Use and the Premises subleased hereunder, respectively, except that all references in the following sections and/or provisions of the Prime Lease to “Landlord”, “Tenant”, “Lease”, and “Premises”, respectively, shall be deemed to refer to “Prime Lessor”, “Sublessee”, this “Sublease” and the “Premises subleased hereunder”, respectively (i.e., it is the intention of the parties that Prime Lessor shall retain all of its rights and obligations under such sections and/or provisions; that Sublessor shall not be entitled to exercise any of Prime Lessor’s rights, nor shall be bound by any of Prime Lessor’s obligations, under such sections and/or provisions (subject to Section 2.2.4 below); and that Sublessee shall be entitled to exercise all of Tenant’s rights (with respect to the Premises), and shall be bound by all of Tenant’s obligations, under such sections and/or provisions):

(a)    Section 2.3(b) (Parking);
(b)    Section 7.10 (Landlord’s Access) (except that the rights under this section apply equally to Prime Lessor and Sublessor);

(c)    Section 7.12 (Compliance with Rules and Regulations);
(d)    Section 7.13 (Further Consideration); and
(e)    Article IX (Rights of Mortgagees and Ground Lessors; Estoppel Certificates) (except that Sublessee will provide Sublessor with an estoppel certificate upon request in the same manner required of Sublessor as “Tenant” pursuant to Section 9.5).
(ii)    the following sections and/or provisions of the Prime Lease are expressly excluded from this Sublease (i.e., they shall not be deemed to be incorporated in this Sublease) either because they are inapplicable or because they are superseded by specific provisions hereof:
(a)    Summary of Basic Terms (except for the following terms, which shall be included in this Sublease: “Building”, “Project”, “Leasable Square Footage of the Building”, “Leasable Square Footage of the Project”, and “Other Additional Rent”);
(b)    Article 1 (Certain Definitions) (intending to exclude from this Sublease only the following definitions: “Allowance”, “Base Rent”, “Brokers”, “FoldRx”, “FoldRx Lease”, “Genocea Sublease”, “Rooftop Equipment”, “Security Deposit”, “Summary of Basic Terms (except as noted in (a) above)”, and “Tenant Improvements”);
(c)    Section 2.2 (Common Rights) (intending to exclude from this Sublease the second to last sentence of this section only; provided that Sublessor will notify Sublessee of any consultations between Prime Lessor and Sublessor relating to any Amenity Facility pursuant to such Section 2.2);
(d)    Section 2.5 (Security Deposit);
(e)    Section 2.7 (Pre-Term Occupancy);
(f)    Section 3.2 (Tenant Improvements; Allowance);
(g)    Section 3.3 (Signs);
(h)    Article IV (Base Rent; Additional Rent) (except that Sublessee shall be required to pay to Sublessor the following pursuant to Section 1.1 and Section 6.1 of this Sublease: Sublessee’s Utility Costs, Sublessee’s Building Share of Building Insurance Costs, Building Operating Costs, and Building Taxes, and Sublessee’s Project Share of Project Insurance Costs, Project Operating Costs, and Project Taxes);

(i)    Section 5.2 (Restrictions of Use) (intending to exclude from this Sublease this section only to the extent it relates to the vivarium, which is expressly not a Permitted Use of Sublessee);
(j)    Section 5.3 (Hazardous Materials) (subsections (b) and (c) only);
(k)    Section 5.4 (Rooftop Equipment);
(l)    Section 6.1 (Landlord’s Services);
(m)    Section 6.2 (Extraordinary Use);
(n)    Section 6.4 (Additional Services);
(o)    Section 6.5 (Landlord’s Indemnity; provided such exclusion is only intended to exclude Sublessor as indemnitor, and Section 6.5 shall continue in effect to the extent such indemnity applies in favor of Sublessee as a Person claiming through Sublessor);
(p)    Section 7.4(b) (Rooftop Equipment)
(q)    Section 7.5 (Alterations by Tenant) (except with respect to the reference to any terms or provisions of Section 7.5 in Section 7.1 of this Sublease);
(r)    Section 7.6 (Trade Fixtures and Equipment);
(s)    Article VIII (Subletting and Assignment) (except with respect to the reference to any terms or provisions of Article VIII in Section 5.2 of this Sublease);
(t)    Article X (Casualty) (except with respect to the reference to any terms or provisions of Article X in Article 11 of this Sublease);
(u)    Article XI (Eminent Domain) (except with respect to the reference to any terms or provisions of Article XI in Article 11 of this Sublease);
(v)    Section 12.8 (Limitation of Landlord's Liability, as to the second sentence only);
(w)    Section 13.1 (Brokers);
(x)    Section 13.2 (Quiet Enjoyment);
(y)    Section 13.4 (Notices);

(z)    Section 13.14 (Summary of Basic Terms, except to the extent such terms are incorporated herein by Subsection 2.2(ii)(a) above);
(aa)    Second Amendment to Lease, Section 2 (limiting such exclusion to the term “Existing Premises” only, it being the intention of Sublessor and Sublessee that the Existing Premises not be included in the Premises subleased hereunder, which are limited to the Expansion Premises);
(bb)    Second Amendment to Lease, Section 3 (Condition of Expansion Premises, subject to Section 2.2.4 below);
(cc)    Second Amendment to Lease, Section 4 (Expansion Termination Option);
(dd)    Second Amendment to Lease, Section (Tenant’s Building Share and Project Share);
(ee)    Second Amendment to Lease, Section 6 (Security Deposit);
(ff)    Second Amendment to Lease, Section 9 (Allowance);
(gg)    Second Amendment to Lease, Section 10 (Extension Term); and
(hh)    Second Amendment to Lease, Section 11 (Brokers).
Without limiting anything in Section 2.2.3 of this Sublease, in the event of a conflict between the express terms of this Sublease and the terms of the Prime Lease, the terms of this Sublease shall control.

2.2.3    This Sublease is and shall remain subject and subordinate in all respects to the Prime Lease and to all renewals, modifications, consolidations, replacements and extensions thereof. This Section 2.2.3 shall be self-operative and no further instrument of subordination shall be required. In the event of termination or cancellation of the Prime Lease for any reason whatsoever with respect to all or any portion of the Premises, this Sublease shall automatically terminate with respect to all or such portion of the Premises (provided that if it is as to a material portion of the Premises such that Sublessee is unable to reasonably conduct its business operations in the remaining portion of the Premises, Sublessee will have the option to terminate this Sublease effective as of the date of such termination or cancellation) and Sublessee shall have no recourse against Sublessor for a termination or cancellation of the Prime Lease due to no fault of Sublessor.
2.2.4    The water neutralizer system and generator serving the Premises are used exclusively by the Premises and not other premises in the Building. Sublessee is responsible for maintaining, repairing and replacing such neutralizer system and generator (subject to Section 2.2.1 above with respect to Major Capital Items), and obtaining any and all permits and approvals necessary to operate the water neutralizer system and generator, including a permit from the Massachusetts Water Resources Authority with respect to the water neutralizer system. Sublessee agrees to retain EMCOR as its maintenance and repair contractor for the HVAC system serving the Premises so long as EMCOR’s charges are commercially reasonable and consistent with the Cambridge market. Except as set forth herein, Sublessor shall have no obligation during the Sublease Term to provide any services of any nature whatsoever to Sublessee or to, in or for the benefit of the Premises or to expend any money for the preservation or repair of the Premises, or to observe or perform any obligations of Sublessor under this Sublease in any case where such services, expenditures or obligations are required under the Prime Lease to be provided, performed or observed by Prime Lessor for the benefit of Sublessor with respect to the Premises, and, subject to this Section 2.2.4 below, Sublessee agrees to look solely and directly to Prime Lessor for the furnishing of any such services, expenditure of any such sums, or observance or performance of any such obligations to which, or the benefit of which, Sublessee may be entitled under this Sublease, but nothing in the foregoing shall be deemed to exculpate or otherwise release Sublessor from, or prevent Sublessee from looking directly to Sublessor for, any liability arising out of Sublessor’s negligence or willful misconduct or the failure of Sublessor to perform its express obligations hereunder. Sublessor shall, however, upon the written request of Sublessee from time to time, use due diligence and reasonable efforts to cause Prime Lessor to furnish such services, expend such sums, and observe and perform such obligations, which such due diligence and reasonable efforts shall be limited to notifying Prime Lessor in writing of Sublessee’s request, and if Sublessor, reasonably and good faith, believes that Prime Lessor has defaulted under its obligations in the Prime Lease, to send one (1) notice of default to Prime Lessor and to otherwise cooperate, at no out-of-pocket cost to Sublessor, with Sublessee to enforce the Prime Lease; provided that Sublessor will not be obligated to threaten or commence litigation against Prime Lessor, nor do anything which it believes in good faith would jeopardize Sublessor’s leasehold interest. Sublessor’s only obligations under the Prime Lease with respect to the Premises are to use the aforesaid due diligence and reasonable efforts, make those payments of all rent and other charges due to Prime Lessor thereunder and to make those payments due to the utility providers for utility services (including electricity, water and sewer) which are separately metered to the Premises, if any, which payments Sublessor hereby agrees to make; provided, however, that Sublessee makes timely payment to Sublessor of all Base Rent and Additional Rent payable under this Sublease and to perform such other actions as are expressly required of Sublessor pursuant to this Sublease. Sublessor hereby agrees that, so long as Sublessee makes timely payment to Sublessor of all Base Rent and Additional Rent payable by Sublessee hereunder, Sublessor shall make timely payment of all rent and other charges due to Prime Lessor as landlord under the Sublease. Subject to the terms and conditions of this Sublease, it is the intention of the parties that Sublessee comply with all of Sublessor’s obligations as tenant under the Prime Lease with respect to the Premises during the Sublease Term to the same extent and with the same force and effect as if Sublessee were tenant thereunder, and Sublessee hereby agrees to so comply with all such obligations of Sublessor under the Prime Lease with respect to the Premises during the Sublease Term to the extent required by this Sublease. Sublessee shall have no claim against Sublessor for any default by the Prime Lessor under the Prime Lease; provided that the foregoing shall not limit Sublessee's claims against Sublessor for any breach by Sublessor under this Sublease. If as a result of any default by Prime Lessor as landlord under the Prime Lease, Sublessor as tenant under the Prime Lease is entitled to any offset or similar rights against Prime

Lessor, Sublessee shall be entitled to a fair and equitable share of such offset or similar rights. No default by Prime Lessor under the Prime Lease shall excuse Sublessee from the performance of any of its obligations to be performed under this Sublease or to any reduction in or abatement of any of the rent provided for in this Sublease, unless and only to the extent that Sublessor shall be excused from the performance of a corresponding obligation as the “Tenant” under the Prime Lease. For clarity, Sublessee shall not be liable, and nothing in this Sublease is intended or will be construed to make Sublessee responsible or liable for any acts or liability of Sublessor which accrued or applies to acts or omissions prior to the commencement of or after the expiration or earlier termination of the Sublease Term (including, without limitation, restoration obligations for improvements or alterations installed prior to the Sublease Term), and in no event will Sublessee be responsible for the acts or omissions of Sublessor or its Invitees, regardless of when such acts or omissions occur.
2.2.5    Sublessee and its Invitees shall neither do, nor permit to be done, anything that would increase Sublessor’s obligations to the Prime Lessor under the Prime Lease (except to the extent permitted by this Sublease) or that would cause the Prime Lease to be defaulted, terminated or forfeited. Sublessor shall not amend or modify the Prime Lease in any way that would increase Sublessee’s obligations or diminish Sublessee’s rights under this Lease, nor shall Sublessor or its Invitees do, nor permit to do or be done, anything that would cause the Prime Lease to be defaulted, terminated or forfeited.
2.2.6    Sublessor shall promptly give Sublessee a copy of any notice of default, termination or otherwise under the Prime Lease (to the extent relating to the Premises) or otherwise affecting the existence or validity of the Sublease or relating to any casualty or taking, given by Sublessor or Prime Lessor to the other.
Article 3
TERM OF SUBLEASE
3.1        TERM
3.1.1    The Sublease Term of this Sublease shall be for the period specified in Section 1.1 as the Sublease Term. Notwithstanding the foregoing, in the event that Prime Lessor has delivered its written consent to this Sublease, but the Premises are not delivered to Sublessee in the Delivery Condition on or before February 1, 2021 (subject to any delays due to Force Majeure (as hereinafter defined)), then Sublessor shall abate Sublessee's obligation to pay Base Rent for the number of days from February 1, 2021 through the actual date of delivery of the Premises in the Delivery Condition, and such abatement shall be applied to the monthly Base Rent next payable under this Sublease after the Commencement Date.
3.1.2    Sublessee shall have the right to extend the Sublease Term for the Option Term specified in Section 1.1 on the same terms and conditions of this Sublease other than Base Rent which shall continue to increase in accordance with the schedule set forth in Section 1.1. Sublessee may exercise such right to extend by providing Sublessor with no less than six (6) months’ written notice prior to the expiration of the then-current Sublease Term.

3.1.3    Sublessee shall have the right to request to extend the Sublease Term for the three (3) Extension Terms specified in Section 1.1 on the same terms and conditions of this Sublease other than Base Rent, which shall continue to increase in accordance with the schedule set forth in Section 1.1. Sublessee may request any such Extension Term in writing to Sublessor at least six (6) months prior to the expiration of the then-current Sublease Term. Sublessor, in its sole and absolute discretion, may either accept or deny such request by written notice to Sublessee within thirty (30) days of such request. Sublessor’s failure to timely accept or deny any such request shall be deemed a denial thereof.
3.1.4    Sublessor shall provide Sublessee with access to the laboratory portion of the Premises within five (5) business days after Prime Lessor’s written consent to this Sublease, but in any case, not earlier than December 1, 2020, for the purposes of installing its equipment and making inspections of the HVAC systems, life-safety systems, electrical, and plumbing (all of which shall be subject to Article 7 of this Sublease); provided, however, that Sublessee shall have no right to operate its business in the Premises prior to the Commencement Date. Sublessor shall use commercially reasonable efforts to provide such early access on or before December 1, 2020. Such early access shall be subject to all the terms and conditions of this Sublease, other than the payment of Base Rent, any Sublessee's Utility Costs for the office portion of the Premises (it being understood that Sublessee shall pay a pro rata share of Sublessee’s Utility Costs for the laboratory portion of the Premises during such early access period), Sublessee’s Project Share of Project Taxes, Project Insurance Costs, or Project Operating Costs, Sublessee’s Building Share of Building Taxes, Building Insurance Costs, or Building Operating Costs, or Sublessee’s Parking Charges, and shall be conditioned on Sublessee delivering the certificates of insurance required under Section 10.1, below prior to any such early access.
Article 4

CONDITION OF PREMISES
4.1        CONDITION OF PREMISES
    Sublessee acknowledges that it has accepted the Premises “AS IS”, in the order and condition as the Premises are in on the date hereof; and that Sublessee shall accept the Premises in the condition that it is in as of the Commencement Date, broom clean, free of Sublessor's personal property and any Hazardous Materials, other than the personal property and equipment as shown on Exhibit C which will remain in place; provided that the office furniture and other personal property located within the laboratory portion of the Premises as of the Execution Date shall be removed by Sublessor prior to the Commencement Date (collectively, the “Delivery Condition”). Sublessee hereby agrees that Sublessor is under no obligation to perform any work upon or alteration to any part of the Premises for Sublessee’s use and occupancy thereof. Sublessor has provided Sublessee with a decommissioning report entitled “Laboratory Decommissioning Report for Fog Pharma, 100 Acorn Park Drive, Sixth Floor, Cambridge, MA 02140”, prepared by Triumvirate Environmental, dated March 18, 2020 with respect to the Premises (the “Triumvirate Report”). Sublessor represents and warrants that no Hazardous Materials have been used in the Premises since the date that Sublessor took possession of the

Premises. Upon expiration or earlier termination of the Sublease Term, Sublessee will surrender and deliver the Premises to Sublessor broom clean, free of Sublessee's personal property and trade fixtures and any Hazardous Materials brought onto the Premises by Sublessee and in compliance with the requirements of Section 5.3(a) of the Prime Lease relating to the removal of Hazardous Materials (including, without limitation, the 5th sentence of such Section 5.3(a), except that with respect to such sentence, the phrase “as of the date of this Lease” shall mean “as of the Sublease Term Commencement Date”), and otherwise in its condition existing as of the Commencement Date (subject to any alterations which Sublessee installs and is permitted to leave in place pursuant to Section 7.1), reasonable wear and tear excepted. Additionally, upon expiration or earlier termination of the Sublease Term, Sublessee shall be required to deliver a report in substantially the form of the Triumvirate Report. For clarity, all of Sublessee's trade fixtures and equipment installed in the Premises by Sublessee will be and remain the property of Sublessee (and Sublessee shall be responsible to repair any damage to the Premises following the removal of any such trade fixtures and equipment), and Sublessee shall have no liability for any Hazardous Materials which existed prior to the date Sublessee first occupies the Premises, including without limitation any use or occupancy of the Premises by Sublessee prior to the Sublease Term.

4.2        FIXTURES AND EQUIPMENT
    Sublessee shall be entitled to use all personal property, furniture, built-in fixtures and equipment physically located in the Premises as of the Commencement Date, a schedule of which is attached hereto as Exhibit C. Sublessee shall, at its expense, maintain and repair such personal property, furniture, fixtures and equipment in good order, repair and condition (provided that Sublessee will not be required to upgrade any of such fixtures and equipment to a condition better than received) and shall surrender all such fixtures and equipment to Sublessor in such condition at the end of the Sublease Term, reasonable wear and tear excepted. Sublessee shall use and operate all furniture, personal property and equipment in the Premises in accordance with industry standards and in a first-class professional manner and shall not commit any waste thereto.

Article 5

USE
5.1        PERMITTED USE
    Sublessee agrees that the Premises shall be used and occupied for the Permitted Uses specified in Section 1.1 only. During the Sublease Term, Sublessee shall assume and maintain exclusive control of the Premises. Sublessee acknowledges and understands that Sublessee shall be responsible, at its expense, for providing any janitorial, cleaning, equipment and fixture maintenance and security services necessary for Sublessee’s use and occupancy of the Premises not otherwise provided by Prime Lessor under the Prime Lease. Sublessee shall not permit the emission of objectionable noise or odor from the Premises.

5.2        ASSIGNMENT AND SUBLETTING
    Sublessee shall not, by operation of law or otherwise, assign, mortgage, pledge, encumber or in any manner transfer this Sublease, or any part thereof or any interest of Sublessee hereunder, or sublet or permit the Premises or any part thereof to be used or occupied by others, without the prior consent of both Sublessor and Prime Lessor. Sublessee shall comply with all of the terms and provisions of Article VIII of the Prime Lease with respect to any proposed assignment or sublease. Sublessor agrees that it shall not unreasonably withhold or delay its consent to any assignment or further sublease provided that Sublessor may withhold or condition its consent for any reason that Prime Lessor is permitted to withhold or condition its consent under Article VIII of the Prime Lease; provided that notwithstanding anything to the contrary contained herein, no consent of Sublessor will be required for a transfer to a Permitted Transferee so long as such Permitted Transferee has a net worth that is equal to (a) the net worth of Sublessee as of the date of this Sublease or (b) the net worth of Sublessee as of the date of any such transfer to a Permitted Transferee, whichever is greater. Notwithstanding any such consent, Sublessee shall remain liable to Sublessor for the payment of all Base Rent, Additional Rent and for the performance of the covenants and conditions of this Sublease (which liability, following any assignment, shall be joint and several with the assignee). Sublessee shall be obligated to pay to Sublessor all of Sublessor’s reasonable costs and expenses arising out of any request of Sublessee to sublet or assign this Sublease, including without limitation, reasonable attorney’s fees.

Article 6

RENT
6.1        BASE RENT; ADDITIONAL RENT
6.1.1    The Base Rent and Additional Rent specified in Section 1.1 hereof (collectively, the “Rent”), and any additional rent or other charges payable pursuant to this Sublease shall be payable by Sublessee to Sublessor at the Mailing Address of Sublessor set forth in Section 1.1 (or such other place as Sublessor may from time to time designate by notice to Sublessee). Additional Rent will be payable at the same time as the corresponding Additional Rent payments under the Prime Lease. Sublessor will provide copies of any statements received from Prime Lessor relating to any of Building Taxes, Building Insurance Costs, and Building Operating Costs or Project Taxes, Project Insurance Costs and Project Operating Costs, and will request additional information from Prime Lessor in support of such statements if reasonably requested by Sublessee. The parties acknowledge and agree that the obligations owing by Sublessee under this Section are rent reserved under this Sublease, for all purposes hereunder, and are rent reserved within the meaning of Section 502(b)(6) of the Bankruptcy Code or any successor provisions thereto.
6.1.2    Rent shall be payable, in advance, on or before the first (1st) day of each and every calendar month during the term of this Sublease; provided that Sublessee, not more than once per any twelve (12) month period, will not be in default under this Sublease unless it fails to make any Rent payment for more than three (3) days after it receives written notice that any payment of Rent is past due. Promptly (but in no event more than thirty (30) days) after Sublessor and Prime Lessor have made the appropriate adjustments between themselves on account of such actual operating expenses and real estate taxes, the amounts paid by Sublessee as Sublessee’s Share of such estimated installments (as set forth in Section 1.1) shall be adjusted between Sublessor and Sublessee. The parties’ obligations hereunder to make such adjustments shall survive the expiration or termination of this Sublease. Notwithstanding anything in this Section 6.1.2 to the contrary, in the event that Sublessor receives from Prime Lessor written demand for any owed Project Taxes, Project Insurance Costs, Project Operating Costs, Building Taxes, Building Insurance Costs, or Building Operating Costs pursuant to Article IV of the Prime Lease, Sublessee shall pay Sublessee’s Share thereof within thirty (30) days of written demand by Sublessor.
6.1.3    Rent for any partial month shall be paid by Sublessee to Sublessor on a pro rata basis.
6.1.4    Except as expressly provided in this Sublease, all Rent and other amounts due under this Sublease shall be made without demand, offset or deduction. Sublessee shall be entitled to a fair and equitable share of all rent abatements set forth in the Prime Lease, if any, which Sublessor has been granted with respect to the Premises.
6.2        LATE PAYMENTS; ADDITIONAL RENT
    If any installment of Rent, Additional Rent or other charges is not paid on or before the date such payment is due and payable, and if as a result Sublessor is obligated to pay to Prime Lessor the late charges or interest specified in Section 12.9 of the Prime Lease or any other late charge or penalty, then Sublessee shall pay to Sublessor a late charge of three percent (3%) greater than any late charge, fee or payment that Prime Lessor charges to Sublessor. In addition, if Sublessee shall fail to make any such payment within five (5) days after the due date (or any such shorter grace period that may be provided under the Prime Lease for the failure to pay any amounts), such payment shall bear interest at the rate per annum which is two percent (2%) more than the rate that Prime Lessor may charge Sublessor under Section 12.9 of the Prime Lease, provided, however, that nothing contained herein shall be construed as permitting Sublessor to charge or receive interest in excess of the maximum legal rate than allowed by law. Such late charge and interest shall constitute Additional Rent due and payable hereunder with the next installment of Base Rent due hereunder.

Article 7

ALTERATIONS
7.1        ALTERATIONS
    Sublessee shall not make any alterations, installations, and improvements to the Premises without first obtaining the prior consent of both Sublessor and Prime Lessor, and any such approved alterations, installations and improvements shall comply with Section 7.5 of the Prime

Lease, and Sublessee shall be obligated to comply with the terms and provisions of Section 7.5 as required by “Tenant” thereunder. Sublessor shall not be responsible for the failure or refusal of Prime Lessor to consent to such improvements but will use diligent and reasonable efforts to obtain such consent (which such diligent and reasonable efforts shall be limited to notifying Prime Lessor in writing of such request and cooperating with Sublessee and Prime Lessor in obtaining such consent). Any such approved alterations, additions or improvements shall be done at Sublessee’s sole expense in a good and workmanlike manner and in compliance with all applicable laws and codes and the applicable requirements of the Prime Lease. At the time of its approval of any such alterations, Sublessor shall notify Sublessee if Sublessee shall be required to remove the same upon the expiration or earlier termination of the Sublease Term; provided; however, that if neither Sublessor nor Prime Lessor notifies Sublessee otherwise at the time of such approval, such alterations shall become the property of Prime Lessor and remain upon and be surrendered with the Premises. Notwithstanding the exclusion of Section 5.4 of the Prime Lease from this Sublease pursuant to Section 2.2.2(ii) above, Sublessee shall not make any installations or alterations to the roof of the Building without complying with the terms and provisions of Section 5.4 and Section 7.4(b) of the Prime Lease, in addition to the terms and provisions of this Section 7.1. Upon the expiration or earlier termination of the Sublease Term, Sublessee shall not be required to remove any improvements located in the Premises as of the Commencement Date. Sublessor has approved in concept the planned alterations to be performed by Sublessee (attached hereto as Exhibit E), specifically including the addition of four (4) fume hoods; provided that Sublessor will have the right to review and approve the detailed drawings for such alterations and such alterations will be subject to the approval of Prime Lessor.

Article 8

SUBLESSEE’S RISK; WAIVER
8.1        SUBLESSEE’S RISK
    Sublessee agrees to use and occupy the Premises at Sublessee’s own risk; and to the fullest extent permitted by law, Sublessor shall have no responsibility or liability for any loss of or damage to fixtures or other personal property of Sublessee, or of those claiming by, through or under Sublessee, including without limitation, any loss or damage from the breaking, bursting, crossing, stopping or leaking of electric cables and wires, and water, gas, sewer or steam pipes or like matters, except to the extent directly caused by the gross negligence or willful misconduct of Sublessor or its Invitees and subject to Massachusetts General Laws Chapter 186, § 15.
8.2    INDEMNITY AND WAIVER
    Sublessor will not voluntarily do, or fail to do, anything which will constitute a default under the Prime Lease or permit the Prime Lease to be terminated for any reason; provided, however, that Sublessor shall not be liable to Sublessee for any such termination relating to any default of Sublessee under this Sublease. Sublessor hereby agrees to defend, indemnify and hold harmless Sublessee from and against any and all claims, actions, liabilities, losses, damages, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) ("Claims") arising from Sublessor's breach of the Prime Lease (including specifically Section 5.3) or any material provisions of this Sublease, including, without limitation, the provisions of this Section 8.2, unless such breach arises from the actions or omissions of Sublessee or its Invitees. The foregoing indemnity will survive the expiration of this Sublease.
    In no event shall Sublessor or Sublessee be liable for any consequential, special, punitive or indirect loss or damage which the other party may incur or suffer in connection with this Sublease or any services to be performed or provided hereto.
Article 9

SUBLESSOR’S ACCESS TO PREMISES
9.1        SUBLESSOR’S RIGHT OF ACCESS
    If Sublessee fails to make any necessary repairs to the Premises within a reasonable time after notice thereof from Sublessor (in no event less than the applicable notice and cure period for non-monetary defaults, if any), Sublessor shall have the right to enter the Premises at all reasonable hours for the purpose of making such repairs, at Sublessee’s cost and expense.

Article 10

INSURANCE

10.1    SUBLESSEE’S INSURANCE
    Sublessee shall maintain throughout the Term of this Sublease such insurance in respect of the Premises and the conduct and operation of Sublessee’s business in the Premises, with Sublessor and Prime Lessor listed as additional insureds as is required of “Tenant” under the terms of the Prime Lease (including, without limitation, Section 7.9 as incorporated in this Sublease by reference). If Sublessee fails to procure or maintain such insurance, pay all premiums and charges therefor and provide Sublessor with certificate(s) of such insurance within five (5) business days of written notice, then Sublessor may (but shall not be obligated to) do so, whereupon Sublessee shall reimburse Sublessor upon demand for Sublessor’s costs incurred in so doing. All such insurance policies shall, to the extent obtainable at commercially reasonable rates, contain endorsements providing that (i) such policies may not be canceled except upon at least thirty (30) days’ prior notice to Sublessor and Prime Lessor, (ii) no act or omission of Sublessee shall affect or limit the obligations of the insurer with respect to any other named or additional insured and (iii) Sublessee shall be solely responsible for the payment of all premiums under such policies and Sublessor, notwithstanding that it is or may be named as an additional insured, shall have no obligation for the payment of any insurance premiums. No less than ten (10) days before the Commencement Date, Sublessee shall deliver to Sublessor and Prime Lessor a certificate evidencing the coverages required by Section 7.9 of the Prime Lease. Any endorsements to such certificates shall also be delivered to Sublessor and Prime Lessor promptly upon issuance of such certificates. Sublessee shall procure and pay for renewals of such insurance from time to time before the expiration of such insurance, and Sublessee shall deliver to Sublessor and Prime Lessor such renewal certificates at least thirty (30) days before the expiration of any existing policy. If Sublessee fails so to deliver any such renewal certificate at least thirty (30) days before the expiration of any existing policy, then, in addition to its other rights and remedies in respect of such breach of this Sublease by Sublessee, Sublessor shall have the right, but not the obligation, to obtain such insurance on Sublessee’s behalf, whereupon Sublessee shall reimburse Sublessor upon demand for Sublessor’s costs incurred in so doing.

    Sublessee shall include in all insurance policies required to be maintained under this Sublease any clauses or endorsements in favor of Prime Lessor including, but not limited to, waivers of the right of subrogation, which Sublessor is required to provide as “Tenant” under the provisions of the Prime Lease. Sublessor and Sublessee mutually release and waive all claims against one another for loss or damage to the waiving party's personal property and its alterations in the Premises to the extent that any loss or damage is insurable under policies of casualty insurance the waiving party carries or is required to carry under the Prime Lease or this Sublease. As part of Prime Lessor's consent to this Sublease, Prime Lessor will agree to waive subrogation claims against Sublessee to the extent it waives such claims against Sublessor under Section 13.5 of the Prime Lease.

Article 11

CASUALTY

11.1    CASUALTY AND RESTORATION; EMINENT DOMAIN
    If the Premises, or any part thereof, shall be damaged or destroyed by fire or other casualty or subject to a taking by eminent domain then Sublessee shall promptly notify Prime Lessor and Sublessor. Under the Prime Lease, the Prime Lessor is obligated to repair or restore the Premises in the case of a casualty to the extent and in the manner set forth in Article X of the Prime Lease. With respect to an eminent domain taking, the Prime Lease shall terminate pursuant to Article XI thereof. If Prime Lessor abates Sublessor’s rent with respect to the Premises as a result of any casualty or condemnation, then Rent and other charges hereunder shall be similarly abated for so long as Sublessor is entitled to and receives an abatement under the Prime Lease. If damage is of the type which entitles Prime Lessor or Sublessor to terminate the Prime Lease, and if Prime Lessor or Sublessor elects to do so, then the Prime Lease shall cease and come to an end and this Sublease shall similarly terminate. Sublessee acknowledges that Sublessor shall, in no event, have any obligation whatsoever to rebuild or restore any damage to the Premises. If there is a casualty event and the Premises is unusable, and the damage will take longer than 180 days to repair, then Sublessee may terminate this Sublease by delivery of written notice to Sublessor.
Article 12
DEFAULT
12.1    EVENTS OF DEFAULT
    This Sublease and the Sublease Term are subject to the limitation that Sublessee shall be in default if, at any time during the Term of this Sublease, (i) Sublessee breaches any one or more of the covenants, obligations or requirements of Sublessee under this Sublease or (ii) any of the events set forth in Section 12.1 of the Prime Lease, which is incorporated into this Sublease pursuant to Section 2.2.2 of this Sublease, shall occur and, in the case of default under either of the foregoing clauses (i) or (ii), is not be cured prior to the expiration of the grace period (if any) set forth in Section 12.1 of the Prime Lease, which is incorporated into this Sublease pursuant to Section 2.2.2 of this Sublease (provided, however, that any grace period for non-monetary defaults provided in Section 12.1 of the Prime Lease shall be five (5) calendar days shorter for any breach of any covenant, obligation or requirement of this Sublease) (such uncured event being hereinafter referred to as an “Event of Default”).
12.2    REMEDIES
    Upon the happening of any one or more of the aforementioned Events of Default, and without limiting any other right or remedy that may be available at law or in equity, Sublessor shall have, and may exercise, any or all of the rights provided to Prime Lessor under the Prime Lease, including without limitation Article XII thereof.

Article 13
MISCELLANEOUS PROVISIONS
13.1    SIGNAGE
Subject to Prime Lessor’s prior written consent, Sublessee shall have the right, at Sublessee’s sole cost and expense, to have its name installed on the tenant directory at the main entrance of the Building, and subject to Prime Lessor’s and Sublessor’s prior written consent (which, with respect to Sublessor, shall not be unreasonably withheld, conditioned or delayed), Sublessee, at its sole cost and expense, shall have the right to install signage at the entrance to the Premises with a location, size, design, and logo acceptable to Prime Lessor in its sole and absolute discretion. Except for the signage permitted by this Section 13.1, Sublessee shall not erect any signs which are visible from the exterior of the Building, or that are not in compliance with applicable Legal Requirements. Upon the expiration or earlier termination of the Sublease Term, Sublessee shall promptly remove all Sublessee’s signage at the exterior of the Premises or otherwise approved by Prime Lessor and Sublessee, and restore all damage related to the installation, existence, and/or removal of such signage.
13.2    WAIVER
    Failure on the part of either party to complain of any action or nonaction on the part of the other, no matter how long the same may continue, shall never be deemed to be a waiver by such party of any of its rights hereunder. Further, it is agreed that no waiver of any of the provisions hereof by either party shall be construed as a waiver of any of the other provisions hereof and that a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions. The consent to or approval of any action by either party requiring such consent or approval shall not be deemed to waive or render unnecessary such consent to or approval of any subsequent similar act by such party.

13.3    COVENANT OF QUIET ENJOYMENT
    Sublessee, subject to the terms and provisions of this Sublease, on payment of the Rent and observing, keeping, and performing all of the terms and provisions of this Sublease on Sublessee’s part to be observed, kept, and performed, shall lawfully, peaceably, and quietly have, hold, occupy, and enjoy the Premises during the Sublease Term without hindrance or ejection by Sublessor or by any person lawfully claiming under Sublessor; the foregoing covenant of quiet enjoyment is given in lieu of any other covenant, whether express or implied.

13.4    INDEPENDENT COVENANTS
The obligations of Sublessor and Sublessee, respectively, under this Sublease are agreed by the parties to be independent covenants. If Sublessor fails to perform any obligation under this Sublease required to be performed by Sublessor, Sublessee shall have no right to (i) terminate this Sublease, (ii) avail itself of self-help or to perform any obligation of Sublessor,

(iii) abatement or withholding of Rent, or any other charges or sums payable by Sublessee under this Sublease; or (iv) any right of setoff.

13.5    COUNTERPARTS; ELECTRONIC SIGNATURES

This Sublease may be executed in counterparts, each of which shall be fully effective and all of which together shall constitute one and the same instrument. The parties agree that electronic signatures, including those delivered by PDF or signed through the electronic signature system known as "DocuSign", shall have the same effect as originals. All parties to this Sublease waive any and all rights to object to the enforceability of this Sublease based on the form or delivery of signature.

13.6    INVALIDITY OF PARTICULAR PROVISIONS; TIME IS OF THE ESSENCE

    If any term or provision of this Sublease, or the application thereof to any person or circumstance, shall, to any extent, be invalid or unenforceable, the remainder of this Sublease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Sublease shall be valid and be enforced to the fullest extent permitted by law. Time is of the essence of each provision of this Sublease.

13.7    BROKERS
    Each party represents and warrants to the other that it has not directly or indirectly dealt, with respect to the Premises and this Sublease with any broker other than the Brokers identified in Section 1.1 (the “Brokers”). Each party shall save harmless and indemnify the other party against any claims by anyone with whom it has so dealt or by whom its attention was called to the Premises, other than the Brokers, for a commission arising out of the execution and delivery of this Sublease or out of negotiations between Sublessor and Sublessee with respect to space in the Buildings. Sublessor agrees to pay the Brokers the commission with respect to this Sublease set forth in a separate agreement between Sublessor and the Brokers.

13.8    PROVISIONS BINDING, ETC.
    Except as herein otherwise expressly provided, the terms hereof shall be binding upon and shall inure to the benefit of the heirs, legal representatives, successors and assigns, respectively, of Sublessor and Sublessee. Each term and each provision of this Sublease to be performed by Sublessee shall be construed to be both a covenant and a condition. The reference contained to the successors and assigns of Sublessee is not intended to constitute a consent to assignment by Sublessee, but has reference only to those instances in which Sublessor shall have given its consent to a particular assignment if such consent is required by the provisions of this Sublease. Each person executing this Sublease on behalf of Sublessor warrants that Sublessor is a duly existing and valid Delaware limited liability company qualified to do business in Massachusetts, that Sublessor has duly executed and delivered this Sublease, that the execution and delivery of, and the performance by Sublessor of its obligations under this Sublease are within the powers of Sublessor and have been duly authorized by all requisite corporate action, and that this Sublease is a valid and binding obligation of Sublessor in accordance with its terms. Each of the persons executing this instrument on behalf of the Sublessee (each acting in his or her capacity as an employee of Sublessee and not in his or her personal capacity) hereby covenant and warrant that the Sublessee is a duly existing and valid Delaware corporation qualified to do business in Massachusetts, that Sublessee has duly executed and delivered this Sublease, that the execution and delivery of, and the performance by Sublessee of its obligations under this Sublease are within the powers of Sublessee and have been duly authorized by all requisite action, and that the Sublease is a valid and binding obligation of Sublessee in accordance with its terms.

13.9    NO RECORDING
    Sublessee agrees not to record this Sublease or any notice thereof.

13.10    NOTICES
    Whenever by the terms of this Sublease notice, demand or other communication shall or may be given, either to Sublessor or to Sublessee, the same shall be adequately given if in writing and delivered by hand or sent by registered or certified mail, postage prepaid or by a reputable overnight delivery service:

    If intended for Sublessor, at the Mailing Address of Sublessor set forth in Section 1.1, and at all times with a courtesy copy to David L. Wiener, Esq., Anderson & Kreiger LLP, 50 Milk Street, 21st Floor, Boston, Massachusetts 02109 (or to such other address or addresses as may from time to time hereafter be designated by Sublessor by like notice).

    If intended for Sublessee, addressed to it prior to the Commencement Date at the Present Mailing Address of Sublessee set forth in Section 1.1, and after the Commencement Date, at the Mailing Address of Sublessee as of the Commencement Date set forth in Section 1.1. (or to such other address or addresses as may from time to time hereafter be designated by Sublessee by like notice).

    All such notices shall be effective upon receipt or refusal to receive.

13.11    SECURITY DEPOSIT
    Within five (5) business days after the execution of this Sublease and receipt of Prime Lessor's consent hereto, Sublessee shall deliver the Security Deposit to Sublessor in the form of a clean, irrevocable, non-documentary and unconditional letter of credit in the amount of the Security Deposit in the form attached hereto as Exhibit D (the “Letter of Credit”) issued by and drawable upon any commercial bank, trust company, national banking association or savings and loan association with offices for banking and drawing purposes in Boston, Massachusetts or other location provided such bank allows drawing by facsimile (the “Issuing Bank”), which has outstanding unsecured, uninsured and unguaranteed indebtedness, that is then rated, without regard to qualification of such rating by symbols such as “+” or “-” or numerical notation, “Aa” or better by Moody's Investors Service and “AA” or better by Standard & Poor’s Ratings Service (and is not on credit-watch with negative implications), and has combined capital, surplus and undivided profits of not less than $1,000,000,000; provided that Sublessor hereby approves Silicon Valley Bank as the issuer of the Letter of Credit. The Letter of Credit shall (i) name Sublessor as beneficiary, (ii) be in the amount of the Security Deposit, (iii) have a Term of not less than one year, (iv) permit multiple drawings, (v) be fully transferable by Sublessor in connection with its transfer of its entire interest in the Sublease only multiple times without the consent of Sublessee and without the payment of any fees or charges, (vi) be payable to Sublessor or an authorized representative of Sublessor upon presentation of only the Letter of Credit and a sight draft and a certification of Sublessor (acceptable to Sublessor in its sole discretion) as to the existence of an Event of Default of Sublessee (provided that the certification language contained in Exhibit D is hereby approved by Sublessor), and (vii) otherwise be in form and content reasonably satisfactory to Sublessor (provided that Exhibit D is hereby approved). If upon any transfer of the Letter of Credit, any fees or charges shall be so imposed, then such fees or charges shall be payable solely by Sublessee and the Letter of Credit shall so specify. The Letter of Credit shall provide that it shall be deemed automatically renewed, without amendment, for consecutive periods of one year each thereafter during the Term through the date that is at least sixty (60) days after the last day of the Term of this Sublease, unless the Issuing Bank sends a notice (the “Non-Renewal Notice”) to Sublessor by certified mail, return receipt requested, not less than thirty (30) days prior to the then-current expiration date of the Letter of Credit, stating that the Issuing Bank has elected not to renew the Letter of Credit. Sublessor shall have the right, upon receipt of a Non-Renewal Notice, to draw the full amount of the Letter of Credit, by sight draft on the Issuing Bank, and shall thereafter hold or apply the cash proceeds of the Letter of Credit pursuant to the terms of this Section 13.11. The Letter of Credit shall state that drafts drawn under and in compliance with the terms of the Letter of Credit will be duly honored upon presentation to the Issuing Bank at an office location in Boston, Massachusetts or other location by facsimile. The Letter of Credit shall be subject in all respects to the International Standby Practices current as of the date of this Sublease, International Chamber of Commerce Publication No. 590. Sublessee shall cooperate, at Sublessee’s expense, with Sublessor to promptly execute and deliver to Sublessor any and all modifications, amendments and replacements of the Letter of Credit, as Sublessor may reasonably request to carry out the intent, terms and conditions of this Section 13.11.
    If Sublessee defaults with respect to any provision of this Sublease, including any provision relating to the payment of Rent, then Sublessor may (but shall not be required to) draw upon the Letter of Credit, and hold and apply the proceeds for the payment of any Rent or any other sum in default, or to compensate Sublessor for any other loss or damage that Sublessor actually suffers by reason of Sublessee’s default. The Letter of Credit or any remaining proceeds of the Letter of Credit held by Sublessor after expiration of the Sublease Term, after any deductions described in this Section 13.11 above, shall be returned to Sublessee or, at Sublessor's option, to the last assignee of Sublessee's interest hereunder, within thirty (30) days following the expiration of the Sublease Term.

    If (a) this Sublease is terminated prior to the expiration of the Term by mutual written agreement of Sublessor or Sublessee, (b) the Prime lease is terminated by reason of a default by Sublessor (where Sublessee is not in default under this Sublease) or (c) if Sublessee receives a nonappealable court order from a court of competent jurisdiction that the Sublease is terminated, the Letter of Credit will be cancelled and Sublessor agrees that the issuing bank may cancel such Letter of Credit without any further action from Sublessor. Sublessor agrees to cooperate with any requests from Sublessee pursuant to this paragraph relating to the cancellation of the Letter of Credit.

13.12    FORCE MAJEURE.
    “Force Majeure” means accidents; breakage; casualties; physical natural disasters; strikes, lockouts or other labor disturbances or labor disputes (other than labor disturbances and labor disputes resulting solely from the acts or omissions of the party claiming Force Majeure); acts of terrorism; riots or civil disturbances; wars or insurrections; epidemics or pandemics; shortages of materials (which shortages are not unique to the party claiming Force Majeure); regulations, moratoria or other actions, inactions or delays by governmental authorities, provided that any delay by a governmental authority in issuing any required permit or approval is not caused by the failure of the party claiming Force Majeure to timely submit a complete application for such permit or approval in compliance with Legal Requirements; failures by third parties to deliver gas, oil or another suitable fuel supply, or inability of the party claiming Force Majeure, by exercise of reasonable diligence, to obtain gas, oil or another suitable fuel; or other causes beyond the reasonable control of the party claiming that Force Majeure has occurred. Notwithstanding anything in this Sublease to the contrary, events of Force Majeure shall excuse timely performance of a party hereunder (other than either party’s obligation to pay any amounts hereunder, which shall not be excused by Force Majeure) for a period equal to the delay caused thereby and, therefore, if this Sublease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by an event of Force Majeure. Each party claiming any delay as a result of Force Majeure shall notify the other party in writing within ten (10) business days after it acquires actual knowledge of the event constituting an event of Force Majeure, which written notice shall state in reasonable detail the nature of such event, the reason(s) that such event constitutes an event of Force Majeure, and the manner in which such event has or will delay performance of the claiming party’s obligations hereunder. Each party will use reasonable efforts to mitigate the effect of any Force Majeure.
13.13    PRIME LESSOR CONSENT
    This Sublease shall not be effective until and unless Prime Lessor has given its consent hereto; Sublessor shall be responsible for paying all costs and expenses payable to Prime Lessor under the Prime Lease in connection with obtaining such consent. Sublessor shall not be liable to Sublessee for the failure or refusal of Prime Lessor to consent to this Sublease; provided that in the event Prime Lessor has not granted its consent on or before December 15, 2020, then Sublessee shall have the right to terminate this Sublease at any time thereafter (and before such consent is received) by written notice delivered to Sublessor. Upon any such termination, each of Sublessor and Sublessee will be released of any and all liability or obligation in connection with this Sublease.

[Signature Page Follows]

    EXECUTED under seal, in any number of counterpart copies, each of which counterpart copies shall be an original for all purposes, as of the day and year first above written.

            SUBLESSOR:        GENOCEA BIOSCIENCES, INC.

                            By_/s/ Diantha Duvall
                             Name: Diantha Duvall
                             Its: CFO
                             hereunto duly authorized

            SUBLESSEE:        ZYMERGEN INC.

                            By_/s/ Enakshi Singh
                             Name: Enakshi Singh
                             Its: CFO
                             hereunto duly authorized

Exhibit A
Description/Floor Plan of Premises

Exhibit B

Prime Lease

[See Attached]

Lease, dated as of July 3, 2012 between TBCI, LLC and Genocea Biosciences, Inc. (incorporated by reference to Exhibit 10.8 to the Company’s Registration Statement on Form S-1, File No. 333-193043, dated December 23, 2013)

First Amendment to Lease, dated May 16, 2016, between 100 Discovery Park DE, LLC, a Delaware limited liability company (as successor in interest to TBCI, LLC, as Trustee of 100 Discovery Park Realty Trust) and Genocea Biosciences, Inc. (incorporated by reference to Exhibit 10.30 to the Company’s Form 10-Q, File No. 001-36289, filed on August 5, 2016)

Second Amendment to the Lease, dated May 1, 2019, between 100 Discovery Park DE, LLC, a Delaware limited liability company (as successor in interest to TBCI, LLC, as Trustee of 100 Discovery Park Realty Trust) and Genocea Biosciences, Inc. (incorporated by reference to Exhibit 10.23 to the Company's Annual Report on Form 10-K, File No. 001-36289, filed on February 13, 2020)

Exhibit C

Schedule of Furniture and Equipment

100 Acorn Park Drive - Assets and Furnishings to Remain

Item #	Short Description	Notes
Furniture Available		
1	Desks (24" x 48")	24" by 48" "guest" desks - good shape
2	L-Shaped Office Desks	L Shaped larger desk in exterior offices- good shape
3	Office Chairs	All desks come with task chairs - good shape - comfort unkown
4	Soft Seating sets	Casual soft seating sets available
5	Office Whiteboards	Every office has a white board. Both interior and exterior
6	*Kitchen Fridge and other appliances?*	Keep the two black fridges
7	Conference Room 1 Furniture	large tables, chairs, whiteboards, and larger flatscreens.
8	Conference Room 2 Furniture	large tables, chairs, whiteboards, and larger flatscreens.
9	Conference Room 3 Furniture	large tables, chairs, whiteboards, and larger flatscreens.
10	Conference Room 4 Furniture	large tables, chairs, whiteboards, and projector
11	Breakroom/Kitchen Tables and Chairs	3 circular tables, chairs, metal rack shelf, and barstools
12	Tall Storage Cabinet	Office Cabinet
13	Office Plants	Office Plants throughout
14	Lab Tables with Shelves	Picture
15	Lab Tables	Picture
*	**Exclusions**	office file cabinets All other stored furniture
Equipment Available		
1	Autoclave (Getinge Castle 122LS)	Getinge/ Castle Model 122LS
2	Glass washer (Getinge 8666/8668)	Getinge 8666/8668

Exhibit D
Letter of Credit
L/C DRAFT LANGUAGE

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER _____________

ISSUE DATE: ______________

ISSUING BANK:
SILICON VALLEY BANK
3003 TASMAN DRIVE
2ND FLOOR, MAIL SORT HF210
SANTA CLARA, CALIFORNIA 95054

BENEFICIARY:
GENOCEA BIOSCIENCES, INC.
100 ACORN PARK DRIVE, 5TH FLOOR
CAMBRIDGE, MA 02140
ATTN: DIRECTOR, OPERATIONS

APPLICANT:
ZYMERGEN, INC.
5980 HORTON STREET, SUITE 105
EMERYVILLE, CA 94602

AMOUNT:    US$237,511 (TWO HUNDRED THIRTY-SEVEN THOUSAND, FIVE HUNDRED ELEVEN AND XX/100 U.S. DOLLARS)

EXPIRATION DATE:        SVB WILL PUT A SPECIFIC DATE HERE THAT’S 1 YEAR ISSUANCE HERE

PLACE OF EXPIRATION:    ISSUING BANK’S COUNTERS AT ITS ABOVE ADDRESS

DEAR SIR/MADAM:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF______ IN YOUR FAVOR AVAILABLE BY PAYMENT AGAINST YOUR PRESENTATION TO US OF THE FOLLOWING DOCUMENT:

1.BENEFICIARY’S SIGNED AND DATED STATEMENT STATING AS FOLLOWS:

“AN EVENT OF DEFAULT (AS DEFINED IN THE LEASE) HAS OCCURRED UNDER THAT CERTAIN LEASE AGREEMENT BETWEEN ZYMERGEN, INC., AS SUBLESSEE, AND GENOCEA BIOSCIENCES, INC. AS SUBLESSOR, AS AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED TO DATE. THE UNDERSIGNED HEREBY CERTIFIES THAT: (I) THE UNDERSIGNED IS AN AUTHORIZED REPRESENTATIVE OF SUBLESSOR; (II) SUBLESSOR IS THE BENEFICIARY OF LETTER OF CREDIT

NO. SVBSF _______________ ISSUED BY SILICON VALLEY BANK; (III) SUBLESSOR HAS GIVEN WRITTEN NOTICE TO SUBLESSEE TO CURE THE DEFAULT PURSUANT TO THE TERMS OF THE LEASE; (IV) SUCH DEFAULT HAS NOT BEEN CURED UP TO THIS DATE OF DRAWING UNDER THE LETTER OF CREDIT; (V) SUBLESSOR IS AUTHORIZED TO DRAW DOWN ON THE LETTER OF CREDIT; AND (VI) SUBLESSOR WILL HOLD THE FUNDS DRAWN UNDER THE LETTER OF CREDIT AS SECURITY DEPOSIT FOR SUBLESSEE OR APPLY SAID FUNDS TO SUBLESSEE’S OBLIGATION UNDER THE LEASE. THE AMOUNT HEREBY DRAWN UNDER THE LETTER OF CREDIT IS US$237,511, WITH PAYMENT TO BE MADE TO THE FOLLOWING ACCOUNT: [INSERT WIRE INSTRUCTIONS (TO INCLUDE NAME AND ACCOUNT NUMBER OF THE BENEFICIARY)].”

PARTIAL DRAWS AND MULTIPLE PRESENTATIONS ARE ALLOWED.

THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY EXTENDED FOR ADDITIONAL PERIODS OF ONE YEAR, WITHOUT AMENDMENT, FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE UNLESS AT LEAST 30 (THIRTY) DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE WE SEND TO YOU A NOTICE BY REGISTERED OR CERTIFIED MAIL OR OVERNIGHT COURIER SERVICE AT THE ABOVE ADDRESS THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND THE THEN CURRENT EXPIRATION DATE. IN NO EVENT SHALL THIS LETTER OF CREDIT BE AUTOMATICALLY EXTENDED BEYOND AUGUST 31, 2022. IN THE EVENT WE SEND SUCH NOTICE OF NON-EXTENSION, YOU MAY DRAW HEREUNDER BY YOUR PRESENTATION TO US OF YOUR SIGNED AND DATED STATEMENT STATING THAT YOU HAVE RECEIVED A NON-EXTENSION NOTICE FROM SILICON VALLEY BANK IN RESPECT OF LETTER OF CREDIT NO. SVBSF _____________, YOU ARE DRAWING ON SUCH LETTER OF CREDIT FOR US$237,511, AND YOU HAVE NOT RECEIVED A REPLACEMENT LETTER OF CREDIT ACCEPTABLE TO YOU.

ALL DEMANDS FOR PAYMENT SHALL BE MADE BY PRESENTATION OF THE REQUIRED DOCUMENTS  ON A BUSINESS DAY AT OUR OFFICE (THE “BANK’S OFFICE”) AT: SILICON VALLEY BANK, 3003 TASMAN DRIVE, MAIL SORT HF 210, SANTA CLARA, CA 95054, ATTENTION: GLOBAL TRADE FINANCE. AS USED IN THIS LETTER OF CREDIT, "BUSINESS DAY" SHALL MEAN ANY DAY OTHER THAN A SATURDAY, SUNDAY OR A DAY ON WHICH BANKING INSTITUTIONS IN THE STATE OF CALIFORNIA ARE AUTHORIZED OR REQUIRED BY LAW TO CLOSE.

facsimile presentations are ALSO permitted. each facsimile transmission shall be MADE AT: (408) 496-2418 OR (408) 969-6510; AND UNDER CONTEMPORANEOUS TELEPHONE ADVICE TO: (408) 450-5001 OR (408) 654-7176, ATTENTION: GLOBAL TRADE FINANCE. ABSENCE OF THE AFORESAID TELEPHONE ADVICE SHALL NOT AFFECT OUR OBLIGATION TO HONOR ANY DRAW REQUEST.

THIS LETTER OF CREDIT IS TRANSFERABLE IN WHOLE BUT NOT IN PART ONE OR MORE TIMES, BUT IN EACH INSTANCE ONLY TO A SINGLE BENEFICIARY AS TRANSFEREE AND for THE THEN AVAILABLE AMOUNT, ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE WOULD BE IN COMPLIANCE WITH THEN APPLICABLE LAW AND REGULATION, INCLUDING BUT NOT LIMITED TO THE REGULATIONS OF THE U.S. DEPARTMENT OF TREASURY AND U.S. DEPARTMENT OF COMMERCE. AT THE TIME OF TRANSFER, THE ORIGINAL LETTER OF CREDIT AND ORIGINALS OR COPIES OF ALL AMENDMENTS, IF ANY, TO THIS LETTER OF CREDIT MUST BE SURRENDERED TO US AT OUR ADDRESS INDICATED IN THIS LETTER OF CREDIT TOGETHER WITH OUR TRANSFER FORM ATTACHED HERETO AS EXHIBIT A DULY EXECUTED. APPLICANT SHALL PAY OUR TRANSFER FEE OF ¼ OF 1% OF THE TRANSFER AMOUNT (MINIMUM US$250.00) UNDER THIS LETTER OF CREDIT. EACH TRANSFER SHALL BE EVIDENCED BY EITHER (1) OUR ENDORSEMENT ON THE REVERSE OF THE LETTER OF CREDIT AND WE SHALL FORWARD THE ORIGINAL OF THE LETTER OF CREDIT SO ENDORSED TO THE TRANSFEREE OR (2) OUR ISSUING A REPLACEMENT LETTER OF CREDIT TO THE TRANSFEREE ON SUBSTANTIALLY THE SAME TERMS AND CONDITIONS AS THE TRANSFERRED LETTER OF CREDIT (IN WHICH EVENT THE TRANSFERRED LETTER OF CREDIT SHALL HAVE NO FURTHER EFFECT).

IF ANY INSTRUCTIONS ACCOMPANYING A DRAWING UNDER THIS LETTER OF CREDIT REQUEST THAT PAYMENT IS TO BE MADE BY TRANSFER TO YOUR ACCOUNT WITH ANOTHER BANK, WE WILL ONLY EFFECT SUCH PAYMENT BY FED WIRE TO A U.S. REGULATED BANK, AND WE AND/OR SUCH OTHER BANK MAY RELY ON AN ACCOUNT NUMBER SPECIFIED IN SUCH INSTRUCTIONS EVEN IF THE NUMBER IDENTIFIES A PERSON OR ENTITY DIFFERENT FROM THE INTENDED PAYEE.

THIS LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES (ISP98), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 590.

___________________________ ___________________________
AUTHORIZED SIGNATURE AUTHORIZED SIGNATURE

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER __________________

EXHIBIT A

FORM OF TRANSFER FORM

DATE: ____________________

TO: SILICON VALLEY BANK
3003 TASMAN DRIVE                RE: IRREVOCABLE STANDBY LETTER OF CREDIT
SANTA CLARA, CA 95054     NO. _____________ ISSUED BY
ATTN: GLOBAL TRADE FINANCE SILICON VALLEY BANK, SANTA CLARA
STANDBY LETTERS OF CREDIT     L/C AMOUNT: ___________________

GENTLEMEN:

FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:

_________________________________________________________________________________________
(NAME OF TRANSFEREE)

_________________________________________________________________________________________
(ADDRESS)

ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT UP TO ITS AVAILABLE AMOUNT AS SHOWN ABOVE AS OF THE DATE OF THIS TRANSFER.

BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE. TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED DIRECTLY TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.

THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO EITHER (1) ENDORSE THE TRANSFER ON THE REVERSE THEREOF, AND FORWARD IT DIRECTLY TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER, OR (2) ISSUE A REPLACEMENT LETTER OF CREDIT TO THE TRANSFEREE ON SUBSTANTIALLY THE SAME TERMS AND CONDITIONS AS THE TRANSFERRED LETTER OF CREDIT (IN WHICH EVENT THE TRANSFERRED LETTER OF CREDIT SHALL HAVE NO FURTHER EFFECT).
SIGNATURE AUTHENTICATED

The name(s), title(s), and signature(s) conform to that/those on file with us for the company and the signature(s) is/are authorized to execute this instrument.

_________________________________________________
(Name of Bank)
_________________________________________________
(Address of Bank)
_________________________________________________
(City, State, ZIP Code)
_________________________________________________

(Authorized Name and Title)

_________________________________________________
(Authorized Signature)
_________________________________________________
(Telephone number)

SINCERELY,

_____________________________
(BENEFICIARY’S NAME)

_____________________________
(SIGNATURE OF BENEFICIARY)
_____________________________
(NAME AND TITLE)

EXHIBIT E

PROPOSED ALTERATIONS
[See Attached]